I.D. Systems Reports First Quarter 2018 Results

Quarterly Revenue Up 20% Sequentially and 67% Year-over-Year to $13.4 Million

Woodcliff Lake, NJ — May 2, 2018 — I.D. Systems, Inc. (NASDAQ: IDSY), a leading provider of enterprise asset management technology, reported results for the first quarter ended March 31, 2018.

Management Commentary

“The first quarter marked a strong start to the fiscal year, highlighted by 20% sequential and 67% year-over-year growth,” said I.D. Systems CEO Chris Wolfe. “Our impressive growth was driven by solid contributions across all three of our businesses. Of particular note, our Connected Vehicle Solutions business shipped 13,000 Universal Telematics Platform (UTP) devices to Avis, demonstrating our ability to rapidly certify new vehicles and scale production. We also realized strong sales in our Industrial Truck Management business in the U.S., as well as continued large-scale roll outs of PowerFleet at several of the world’s largest automotive manufacturers.

“Our improving financial and operational performance is the result of our innovative and expanding product portfolio. Along that line, during the first quarter we introduced a new class of industrial truck telematics platforms called ‘106’ for small to mid-sized fleets used in manufacturing, distribution, logistics and retail centers. We plan to launch this next-generation platform in the U.S. and Europe this summer, helping us to better address the vast majority of the more than 10 million industrial trucks globally. In addition, we plan to commercially release three new Logistics Visibility Solutions products, which will significantly expand our market opportunity.

“2018 is a year of product innovation, market excitement and large-scale roll outs. To that end, we expect to ship the majority of the remaining 37,000 units ordered by Avis predominately in the second quarter with the balance in the third quarter, depending on Avis’ certification requests and vehicle deliver schedules. Overall, our operational momentum, strong balance sheet and leading technology have established a solid foundation for us to leverage in 2018 and the years ahead.”

First Quarter 2018 Financial Results

Revenue increased 67% to $13.4 million from $8.0 million in same year-ago period. The increase was primarily due to higher Connected Vehicle Solutions revenue and Industrial Truck revenue.

Gross margin decreased to 48.3% from 51.9% in the same period a year ago. The decrease in gross margin was primarily due to the initial deliveries of Connected Vehicle Solutions hardware, which have lower upfront margins, but which grow over time making for high lifecycle profitability over the contract term.

Selling, general and administrative expenses were $5.7 million, compared to $4.7 million in the same year-ago period. The increase was primarily due to the inclusion of expenses from Keytroller, which were absent in the same period a year ago, as well as higher marketing expenses.

Research and development expenses were $1.7 million, compared to $1.4 million in the same year-ago quarter. The increase in research and development expense was due to investments in new product development as well as the inclusion of expenses from Keytroller, which were absent in the same period a year ago.

Excluding stock-based compensation, depreciation and amortization, foreign currency translation losses, and acquisition-related expenses, non-GAAP net loss totaled $105,000 or $(0.01) per basic and diluted share (based on 17.0 million weighted average shares outstanding), an improvement from non-GAAP net loss of $1.1 million or $(0.08) per basic and diluted share (based on 13.3 million weighted average shares outstanding) in the same year-ago quarter.

Net loss totaled $990,000 or $(0.06) per basic and diluted share (based on 17.0 million weighted average shares outstanding), an improvement from a net loss of $1.9 million or $(0.14) per basic and diluted share in the same year-ago quarter (based on 13.3 million weighted average shares outstanding).

At quarter-end, the company had $14.3 million in cash, cash equivalents and marketable securities.

Investor Conference Call

I.D. Systems management will discuss the results of the company’s operations and business outlook on a conference call today (Wednesday, May 2, 2018) at 4:45 p.m. Eastern time (1:45 p.m. Pacific time).

Company CEO Chris Wolfe and CFO Ned Mavrommatis will host the call, followed by a question and answer session where financial analysts and major institutional shareholders can ask questions.

U.S. dial-in: (877) 307-1379

International dial-in: (443) 877-4066

Conference ID: 2468678

The conference call will be broadcast simultaneously and available for replay in the investor section of the company’s website at www.id-systems.com.

If you have any difficulty connecting with the conference call, please contact I.D. Systems’ investor relations team at (949) 574-3860.

Non-GAAP Measures

To supplement its financial statements presented in accordance with Generally Accepted Accounting Principles (GAAP), I.D. Systems provides certain non-GAAP measures of financial performance. These non-GAAP measures include non-GAAP net income/loss and non-GAAP net income/loss per basic and diluted share. Reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, or superior to, GAAP results. These non-GAAP measures are provided to enhance investors’ overall understanding of I.D. Systems’ current financial performance. Specifically, I.D. Systems believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results and business outlook. Because I.D. Systems’ method for calculating the non-GAAP measures may differ from other companies’ methods, the non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Reconciliation of all non-GAAP measures included in this press release to the nearest GAAP measures can be found in the financial tables included in this press release.

About I.D. Systems

Headquartered in Woodcliff Lake, New Jersey, with subsidiaries in Texas, Florida, Germany, and the United Kingdom, I.D. Systems is a leading global provider of wireless M2M solutions for securing, controlling, tracking, and managing high-value enterprise assets such as industrial vehicles, rental cars, trailers, containers, and cargo. The Company’s patented technologies address the needs of organizations to monitor and analyze their assets to increase efficiency and productivity, reduce costs, and improve profitability. For more information, please visit www.id-systems.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward looking statements within the meaning of federal securities laws. Forward-looking statements include statements with respect to I.D. Systems’ beliefs, plans, goals, objectives, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond I.D. Systems’ control, and which may cause its actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. For example, forward-looking statements include statements regarding: prospects for additional customers; potential contract values; market forecasts; projections of earnings, revenues, synergies, accretion or other financial information; emerging new products; and plans, strategies and objectives of management for future operations, including growing revenue, controlling operating costs, increasing production volumes, and expanding business with core customers. The risks and uncertainties referred to above include, but are not limited to, future economic and business conditions, the loss of key customers or reduction in the purchase of products by any such customers, the failure of the market for I.D. Systems’ products to continue to develop, the possibility that I.D. Systems may not be able to integrate successfully the business, operations and employees of acquired businesses, the inability to protect I.D. Systems’ intellectual property, the inability to manage growth, the effects of competition from a variety of local, regional, national and other providers of wireless solutions, and other risks detailed from time to time in I.D. Systems’ filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2017. These risks could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, I.D. Systems. Unless otherwise required by applicable law, I.D. Systems assumes no obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether as a result of new information, future events or otherwise.

I.D. Systems Contact

Ned Mavrommatis, CFO

ned@id-systems.com

(201) 996-9000

Investor Contact

Matt Glover

Liolios Group, Inc.

IDSY@liolios.com

(949) 574-3860

I.D. Systems, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations Data

(Unaudited)

	Three Months Ended March 31,
	2017	2018
Revenue:
Products	$4,334,000	$9,898,000
Services	3,665,000	3,481,000
	7,999,000	13,379,000

Cost of revenue:
Cost of products	2,815,000	5,842,000
Cost of services	1,034,000	1,075,000
	3,849,000	6,917,000
Gross profit	4,150,000	6,462,000
Operating expenses:
Selling, general and administrative expenses	4,653,000	5,696,000
Research and development expenses	1,367,000	1,743,000
	6,020,000	7,439,000
Loss from operations	(1,870,000)	(977,000)
Interest income	56,000	77,000
Interest expense	(73,000)	(57,000)
Other income (loss), net	1,000	(33,000)
Net loss	$(1,886,000)	$(990,000)
Net loss per share - basic and diluted	$(0.14)	$(0.06)
Weighted average common shares outstanding - basic and diluted	13,261,000	16,981,000

I.D. Systems, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

	Three Months Ended March 31,
	2017	2018

Net loss attributable to common stockholders	$(1,886,000)	$(990,000)
Depreciation and amortization	159,000	393,000
Stock-based compensation	713,000	494,000
Foreign currency translation gains	(62,000)	(181,000)
Acquisition-related fees		179,000

Non-GAAP net loss	$(1,076,000)	$(105,000)

Non-GAAP net loss per share - basic and diluted	$(0.08)	$(0.01)

I.D. Systems, Inc. and Subsidiaries

Condensed Consolidated Balance Sheet Data

	December 31, 2017	March 31, 2018
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$5,097,000	$4,545,000
Restricted cash	306,000	306,000
Investments - short term	1,201,000	761,000
Accounts receivable, net	8,746,000	9,505,000
Financing receivables - current, net	1,295,000	943,000
Inventory, net	4,586,000	4,737,000
Deferred costs - current	4,296,000	4,312,000
Prepaid expenses and other current assets	3,627,000	5,618,000

Total current assets	29,154,000	30,727,000

Investments - long term	10,278,000	8,674,000
Financing receivables - less current portion	1,557,000	1,742,000
Deferred costs - less current portion	4,302,000	3,896,000
Fixed assets, net	2,747,000	2,613,000
Goodwill	7,318,000	7,318,000
Intangible assets, net	5,417,000	5,239,000
Other assets	159,000	159,000
	$60,932,000	$60,368,000

LIABILITIES
Current liabilities:
Accounts payable and accrued expenses	$7,440,000	$8,596,000
Deferred revenue - current	9,711,000	8,654,000
Acquisition related contingent consideration - current	1,923,000	1,956,000

Total current liabilities	19,074,000	19,206,000

Deferred revenue - less current portion	7,738,000	7,954,000
Acquisition related contingent consideration - less current portion	854,000	877,000
Deferred rent	295,000	274,000

	27,961,000	28,311,000

STOCKHOLDERS’ EQUITY
Preferred stock	-	-
Common stock	183,000	186,000
Additional paid-in capital	133,569,000	134,485,000
Accumulated deficit	(95,368,000)	(96,358,000)
Accumulated other comprehensive loss	(578,000)	(775,000)
Treasury stock	(4,835,000)	(5,481,000)

Total stockholders’ equity	32,971,000	32,057,000
Total liabilities and stockholders’ equity	$60,932,000	$60,368,000

I.D. Systems, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flow Data

(Unaudited)

	Three Months Ended March 31,
	2017	2018
Cash flows from operating activities:

Net loss	$(1,886,000)	$(990,000)
Adjustments to reconcile net loss to cash used in operating activities:
Bad debt expense	93,000	48,000
Stock-based compensation expense	713,000	494,000
Depreciation and amortization	159,000	393,000
Inventory reserve	90,000	60,000
Change in contingent consideration	-	56,000
Other non-cash items	(15,000)	13,000
Changes in:
Accounts receivable	47,000	(796,000)
Financing receivables	357,000	167,000
Inventory	734,000	(211,000)
Prepaid expenses and other assets	377,000	(1,991,000)
Deferred costs	153,000	390,000
Deferred revenue	2,905,000	(841,000)
Accounts payable and accrued expenses	(1,386,000)	747,000
Net cash provided by (used in) operating activities	2,341,000	(2,461,000)
Cash flows from investing activities:
Capital expenditures	(72,000)	(81,000)
Purchase of investments	(204,000)	(709,000)
Proceeds from the sale and maturities of investments	217,000	2,659,000
Net cash (used in) provided by investing activities	(59,000)	1,869,000
Cash flows from financing activities:
Borrowings under revolving credit facility	9,855,000	-
Repayments under revolving credit facility	(11,581,000)	-
Proceeds from exercise of stock options	1,165,000	187,000
Net cash (used in) provided by financing activities	(561,000)	187,000
Effect of foreign exchange rate changes on cash and cash equivalents	(26,000)	(147,000)
Net (decrease) increase in cash, cash equivalents and restricted cash	1,695,000	(552,000)
Cash, cash equivalents and restricted cash - beginning of period	5,277,000	5,403,000
Cash, cash equivalents and restricted cash - end of period	$6,972,000	$4,851,000